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                                                                     EXHIBIT 5.1


 December 22, 1997



Board of Directors of
  West Coast Bancorp
5335 Meadows Road, Suite 201
Lake Oswego, OR  97035

        Re: ISSUANCE OF SECURITIES BY WEST COAST BANCORP IN CONNECTION WITH THE ACQUISITION OF SHARES OF CENTENNIAL HOLDINGS, LTD.

Ladies and Gentlemen:

        We are acting as counsel for West Coast Bancorp, an Oregon bank holding company ("West Coast"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a maximum of 2,550,000 shares of common stock of West Coast, no par value per share (the "Shares"). A Registration Statement on Form S-4 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares pursuant to the proposed acquisition of Centennial Holdings, Ltd., a Washington corporation and bank holding company ("Centennial").

        In connection with the offering of the Shares, we have examined: (a) the Plan and Agreement of Merger between West Coast and Centennial dated as of October 30, 1997 (the "Agreement"), attached as Appendix A to the Prospectus/Joint Proxy Statement included in the Registration Statement; (b) the Registration Statement; and (c) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of West Coast.

        Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Agreement after the Registration Statement has become effective under the Act, will be legally issued under the laws of the State of Oregon and will be fully paid and nonassessable.

        Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In


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Board of Directors of West Coast Bancorp
December 22, 1997
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giving this consent, we do not admit that we are experts within the meaning of the Act.

        This opinion has been prepared solely for your use in connection with the Registration Statement and, in that regard, may also be relied upon by the shareholders of Centennial.

                                            Very truly yours,

                                            GRAHAM & DUNN

                                            /s/ Graham & Dunn